UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2011

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition

On January 11, 2011, PartnerRe Ltd. announced that the Company has redefined its financial reporting segment tables. The new presentation continues to include three segments: Non-Life, Life, and Corporate and Other. The Non-Life segment will now have four sub-segments: North America, Global (Non-U.S.) P&C, Global (Non-U.S.) Specialty, and Catastrophe. The Life segment remains unchanged. PARIS RE will no longer be presented as a separate Non-Life sub-segment and its historical results have been recast into the Company’s other Non-Life sub-segments. In addition, management responsibilities for certain lines of business and certain other treaties have been redefined, and the historical Non-Life sub-segment results have been recast to reflect these changes accordingly.

This amendment is solely for purposes of correcting a technical error in the electronic submission of Exhibits 99.1 and 99.2 attached to the Form 8-K furnished by PartnerRe Ltd. on January 14, 2011, in relation to the Company’s redefinition of its financial reporting segment tables.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Form 8-K are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section and are not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

99.1	Press Release of PartnerRe Ltd., dated January 11, 2011

99.2	Redefined Financial Reporting Segments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	January 19, 2011	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of PartnerRe Ltd., dated January 11, 2011

99.2	Redefined Financial Reporting Segments